QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.4

CONSENT OF INDEPENDENT RESERVES EVALUATOR

        We hereby consent to the use of and reference to our name and our reports, and the inclusion and incorporation by reference of information derived from our reports, evaluating the petroleum and natural gas reserves attributable to Aurora Oil & Gas Limited ("Aurora") and its affiliates, dated January 30, 2013 and effective December 31, 2012, which is entitled "Aurora Oil & Gas Limited — Estimated Future Reserves and Income Attributable to Certain Leasehold Interests," and dated January 31, 2014 and effective December 31, 2013, which is entitled "Aurora Oil & Gas Limited — Estimated Future Reserves and Income Attributable to Certain Leasehold Interests," in this Registration Statement on Form F-10 of Baytex Energy Corp.

/s/ RYDER SCOTT COMPANY, L.P. RYDER SCOTT COMPANY, L.P. TBPE Firm Registration No. F-1580
Houston, Texas February 6, 2014

QuickLinks

  Exhibit 5.4
CONSENT OF INDEPENDENT RESERVES EVALUATOR